UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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NANOSPHERE, INC.
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(Name of Person(s) Filing Proxy Statement if other than Registrant)
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NANOSPHERE, INC.
4088 Commercial Avenue
Northbrook, Illinois 60062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2008

To the Stockholders of Nanosphere, Inc.:

The board of directors cordially invites you to attend our annual meeting of stockholders on May 29, 2008, at 9:00 a.m. (Central) at The Westin, 909 N. Michigan Avenue, Chicago, Illinois 60611 for the following purposes:

•	Proposal No. 1 — to elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•	Proposal No. 2 — to ratify the audit committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 18, 2008 will be entitled to notice of the annual meeting and to vote on any matters which come before the meeting or any adjournment or postponement thereof. If you wish to attend the meeting in person, please bring with you the admission ticket attached to the proxy card or other proof of your share ownership as of the record date (examples of acceptable evidence of share ownership are described in the attached proxy statement). Whether or not you plan to attend the annual meeting, your shares should be represented. To insure that your vote is counted, you are urged to vote by proxy via mail, telephone or the Internet as described on the enclosed proxy card. Proxies or voting cards delivered to you by or for brokers or fiduciaries should be returned as requested by them. Prompt return of proxies will save the expense involved in further communication. Voting by mail, telephone or Internet will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. Your proxy is revocable at any time prior to its use.

By order of the Board of Directors,

/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Secretary, Nanosphere, Inc.

April 25, 2008
Northbrook, Illinois

NANOSPHERE, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
To Be Held May 29, 2008

The board of directors of Nanosphere, Inc., a Delaware corporation (“Nanosphere,” “we,” “us,” “our” or the “Company”), hereby solicits your proxy for use at the 2008 annual meeting of stockholders to be held on May 29, 2008, at 9:00 a.m. (Central) at The Westin, 909 N. Michigan Avenue, Chicago, Illinois 60611, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. This proxy statement, notice and proxy card are first being mailed to stockholders of record as of April 18, 2008 on or about April 30, 2008.

If you complete your proxy by mail, telephone or Internet, you appoint William P. Moffitt, III and J. Roger Moody, Jr. as your proxies at the annual meeting. Your proxies will vote your shares as you instruct. If you sign and return your proxy, but fail to instruct how to vote your shares, Mr. Moffitt or Mr. Moody will vote your shares in favor of the slate of directors nominated by the board and “for” the proposals set forth on the proxy card. This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the annual meeting even if you plan to attend just in case your plans change and you are unable to attend.

The board does not know of any matters to be presented at the annual meeting other than those listed on the notice and described in this proxy statement. If a matter comes up for vote that is not covered by your proxy, your proxies will vote your shares in accordance with their judgment if you have competed your proxy card and authorized them to do so.

The board encourages you to attend the annual meeting in person. No matter what method you use to vote, if you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by (i) giving written notice of revocation to the Secretary of Nanosphere, (ii) submitting a signed proxy bearing a date later than the date of the prior proxy or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 4088 Commercial Avenue, Northbrook, Illinois 60062, and our telephone number is (847) 400-9000.

PURPOSE OF THE MEETING

At our annual meeting, stockholders will be asked to consider and vote upon the following matters:

•	Proposal No. 1 — to elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•	Proposal No. 2 — to ratify the audit committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

The record date for the meeting is April 18, 2008. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. For more information, see the description of shares eligible to vote under the heading “Voting Rights of Common Stockholders” below.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares in street name for you, you are considered the “beneficial owner” of the shares. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What if I do not give my bank or brokerage firm voting instructions for my shares held in “street name”?

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” For purposes of this annual meeting, the Company has determined that the election of directors (Proposal 1) and the ratification of the appointment of the independent auditors (Proposal 2) are routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are not a record holder, however, you may not attend the meeting or vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares. See “Who can attend the meeting?” below.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. At any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at any meeting of stockholders, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How do I vote if I am a registered stockholder?

1. You may vote by mail.  If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the annual meeting in accordance with your instructions.

2. You may vote in person at the meeting.  If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Nanosphere. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that Nanosphere is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You must also bring a valid government-issued photo identification, such as a driver’s license or a passport.

If your shares are held in street name and you wish to attend the meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted or, if admitted, will be required to leave.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote any time before your vote is cast at the meeting:

•	by submitting another properly completed proxy card with a later date;

•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Nanosphere prior to or at the meeting. If notice is to be given prior to the meeting, please send it to: Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the board of directors recommend that I vote on the proposals?

The board recommends that you vote “FOR” each proposal in this proxy statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the seven nominees to the board of directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Will any other business be conducted at the meeting?

We are not aware of any other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment if you so authorize.

How many votes are required to elect the director nominees (Proposal 1)?

At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect each such director standing for election. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm (Proposal 2)?

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm.

How will abstentions and broker non-votes be treated?

Shares voting “abstain” have no effect on the election of directors (Proposal 1). For the proposal to ratify the independent registered public accounting firm (Proposal 2) abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote.

VOTING RIGHTS OF COMMON STOCKHOLDERS

The board has fixed the close of business on April 18, 2008 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. Holders of record of our common stock, $0.01 par value (“common stock”) at the close of business on the record date will be entitled to vote together as a single class on all matters that come before the meeting. At the close of business on the record date, there were issued and outstanding 22,192,205 shares of common stock (representing 22,192,205 votes), each of which is entitled to vote at the annual meeting.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of common stock, as a single class, represented in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death. The board, pursuant to the recommendation of the Company’s corporate governance and nominating committee, has selected the seven persons listed below as nominees. Each of the nominees is currently a director of Nanosphere. The table below sets forth the names and principal occupation of each of the nominees. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Current Occupation

William P. Moffitt, III	61	President, Chief Executive Officer, Director
Mark Slezak	49	Chairman of the Board
Jeffrey R. Crisan	34	Director
André de Bruin	61	Director
Chad A. Mirkin, Ph.D.	44	Director
James J. Nahirny	41	Director
Sheli Z. Rosenberg	66	Director

William P. Moffitt, III.  Mr. Moffitt became President and Chief Executive Officer of Nanosphere in July 2004, and serves on the board of directors. Mr. Moffitt has over 30 years of experience in the diagnostics and medical device industry, and has spent the last 20 years developing novel technologies into products and solutions that have helped shape the industry. Prior to joining Nanosphere, he served as president and chief executive officer of i-STAT Corporation, a developer, manufacturer and marketer of diagnostic products in the point-of-care blood analysis market. Mr. Moffitt led i-STAT from its early stage to commercialization and its initial public offering in 1992 to its acquisition by Abbott Laboratories in 2003. Prior to i-STAT, Mr. Moffitt held increasingly responsible executive positions from 1973 through 1989 with Baxter Healthcare Corporation, a manufacturer and distributor of healthcare products, and American Hospital Supply Corporation, a diversified manufacturer and distributor of healthcare products, which Baxter acquired in 1985. Mr. Moffitt earned a B.S. in zoology from Duke University.

Mark Slezak.  Mr. Slezak has served as Chairman of our board of directors since 2000. Mr. Slezak is the chief executive officer and member of the board of directors of Lurie Investments, Inc. As such, Mr. Slezak oversees financial activities as (i) a trustee of AOQ Trust, (ii) a managing member of Eagle Capital Management, LLC, which is the managing member of Alfa-Tech, LLC, (iii) the investment manager of LFT Partnership, (iv) vice president and a director of the Ann and Robert H. Lurie Foundation, and (v) the managing member of WASK Investments, LLC. Lurie Investments, Inc. and Eagle Capital Management, LLC are both managing members of Lurie Investment Fund, L.L.C. These entities are our affiliates or related to our affiliates. He is chairman of the board at NanoInk and a member of the board of directors at Ardesta, Kionix and numerous other private companies and foundations. Since 1979, Mr. Slezak has held various accounting and financial positions with Arthur Rubloff & Company and Equity Group Investments, Inc. From 1989 to 1996, Mr. Slezak held the position of senior vice president and treasurer of Equity Group Investments, Inc., for which he has been a member of the board of directors since 1997. Mr. Slezak is also a managing member of several investment funds investing in venture and public markets. He holds a B.S./B.A. degree from Roosevelt University in Chicago, Illinois.

Jeffrey R. Crisan.  Mr. Crisan has served as a member of our board of directors since April 2006. Mr. Crisan is a director at Bain Capital Venture Partners, LLC, which is related to an affiliate of ours. Prior to joining Bain Capital Ventures, Mr. Crisan worked at Bain Capital Private Equity, focusing primarily on technology and healthcare investments, including software, semiconductors, telecommunications, business services and healthcare services. Prior to Bain Capital, Mr. Crisan was a consultant with Bain & Company. Mr. Crisan is also a general partner of BCIP Associates III and BCIP Associates III-B, which are the managers and sole members of BCIP Associates III, LLC and BCIP Associates III-B, LLC, respectively. These entities are our affiliates or related to our affiliates. Mr. Crisan also serves as a member of the board of directors of the Princeton Review, Inc. Mr. Crisan received an M.B.A. with Distinction from Harvard Business School and an B.A., magna cum laude, Phi Beta Kappa in Mathematics and Government from Dartmouth College.

André de Bruin.  Mr. de Bruin has served as member of our board of directors since June 2005. Mr. de Bruin has more than 35 years of global healthcare industry experience spanning the bio-pharmaceutical, medical device and diagnostics markets. Mr. de Bruin is the founder and chief executive officer of DuraPorts Inc., a manufacturer of steel and fabric structures. Prior to his retirement in 2004 as executive chairman of Quidel Corporation’s board of directors, Mr. de Bruin served as the company’s chief executive officer from 1998 until 2001. He was president and chief executive officer of Somatogen and was elected chairman in 1996. Prior to joining Somatogen, Mr. de Bruin was chairman, president and chief executive officer of Boehringer Mannheim Corporation, a global healthcare concern subsequently acquired by Hoffman-La Roche. Past experience includes advisory services for Ferrer, Freeman and Company LLC and various boards of directors. Mr. de Bruin graduated from the University of Potchefstroom in South Africa, where he earned a B.S. in finance, economics and business.

Chad A. Mirkin, Ph.D.  Dr. Mirkin, one of our co-founders, has served as a member of our board of directors since 2000. Dr. Mirkin is a scientist and pioneer in the development of ultra-high sensitivity and selectivity assays based upon nanostructures. He is currently the director of the Northwestern University International Institute for Nanotechnology and the George B. Rathmann Professor of Chemistry, Professor of Medicine, and Professor of Materials Science and Engineering. Dr. Mirkin received his undergraduate training at Dickinson College (B.S., 1986) and his graduate training at the Pennsylvania State University, where he completed his Ph.D. in chemistry in 1989. That same year, he moved to MIT as a National Science Foundation Postdoctoral Fellow. Dr. Mirkin joined the faculty at Northwestern University in 1991. He has won over 50 national and international awards for his research, including the ACS Nobel Signature Award, the NIH Director’s Pioneer Award, the Feynman Prize, the Leo Hendrik Baekeland Award, the ACS Award in Pure Chemistry, the Sackler Prize, the Materials Research Society’s Outstanding Young Investigator Award, the E. Bright Wilson Prize, and an A. P. Sloan Foundation Fellowship.

James J. Nahirny.  Mr. Nahirny has served as a member of our board since April 2006. Mr. Nahirny is a managing director of Bain Capital Venture Partners, LLC and Bain Capital Venture Investors, LLC, which is a general partner of Bain Capital Venture Partners 2005, L.P., which is the general partner of Bain Capital Venture Fund 2005, L.P. Mr. Nahirny is a general partner of BCIP Associates III, which is the manager and sole member of BCIP Associates III, LLC, where he leads investment advisory services. These entities are our affiliates or related to our affiliates. Prior to Bain Capital Ventures, Mr. Nahirny was a partner at McKinsey & Company, the global management consulting firm, where he worked with the senior management and boards of his clients on a broad range of strategic and operational issues. Before joining McKinsey, Mr. Nahirny was in the mergers and acquisitions group at the investment bank First Boston. Mr. Nahirny received an M.B.A. with High Distinction from Harvard Business School, where he was named a Baker Scholar, and a B.A. magna cum laude from Yale University.

Sheli Z. Rosenberg.  Ms. Rosenberg has served as a member of our board of directors since October 2002. Ms. Rosenberg is the retired chief executive officer, president and vice chairwoman of Equity Group Investments, Inc. She joined Equity Group Investments, Inc. in 1980 as General Counsel. She sits on the boards of four New York Stock Exchange corporations: CVS/Caremark Corporation, Equity LifeStyle Properties, Inc., Equity Residential Properties Trust and Ventas, Inc.

Each of the above nominees has indicated a willingness to serve. Should any nominee become unavailable prior to the annual meeting, your proxy will vote your shares for the person or persons recommended by the board to the extent you authorize. If you sign and return your proxy (whether by mail, telephone or Internet) your shares will be voted for the director slate nominated by the board except to the extent that you withhold authority for any nominee(s). The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the seven nominees as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE IN FAVOR OF THE ABOVE NOMINEES FOR
THE BOARD OF DIRECTORS.

Board of Directors; Committees

During the fiscal year ended December 31, 2007 (“Fiscal Year 2007”), the board of directors held a total of seven board meetings and took action by unanimous written consent on four occasions. All of our directors have agreed to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal, disqualification or death. There are no arrangements between any director or executive officer and any other person pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers or persons nominated or appointed by the board to become directors or executive officers. Directors Mark Slezak, Jeffrey R. Crisan, André de Bruin, James J. Nahirny and Sheli Z. Rosenberg are “independent” in accordance with the rules of the NASDAQ Global Market.

Each director attended at least 86% of (a) the total number of meetings of the board of directors and (b) the total number of meetings of all committees of the board of directors on which he or she served for Fiscal Year 2007.

The board of directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The function, composition, and number of meetings of each of these committees are described below.

Audit Committee

Jeffrey R. Crisan, André de Bruin and Sheli Z. Rosenberg currently serve on our audit committee. Mr. Crisan is the chairman of our audit committee. The audit committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosure;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our board of directors has determined that Ms. Rosenberg qualifies as an “audit committee financial expert” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable rules of the NASDAQ Global Market. The board has determined that each of Ms. Rosenberg and Mr. de Bruin is “independent” and that Mr. Crisan is not independent pursuant to Rule 10A-3 of the Exchange

Act because he is an employee of an affiliate of ours. We believe that the composition of our audit committee meets the requirements for independence and financial sophistication under the current requirements of the NASDAQ Global Market and SEC rules and regulations. The audit committee held a total of five meetings and took action by written unanimous consent once, during Fiscal Year 2007. Our audit committee’s charter can be found in the “Corporate Governance” section of our website at www.nanosphere.us.

Compensation Committee

Mark Slezak, André de Bruin and James J. Nahirny currently serve on the compensation committee. Mr. Slezak is the chairman of our compensation committee. We believe that the composition of our compensation committee meets the requirements for independence under the current requirements of the NASDAQ Global Market and SEC rules and regulations. The compensation committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and reviewing and recommending the compensation of our chief executive officer to the board;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The compensation committee held a total of nine meetings and took no actions by written consent, during Fiscal Year 2007. Our compensation committee’s charter can be found in the “Corporate Governance” section of our website at www.nanosphere.us.

Corporate Governance and Nominating Committee

Sheli Z. Rosenberg, Mark Slezak and James J. Nahirny serve on the corporate governance and nominating committee. Ms. Rosenberg is the chairman of our corporate governance and nominating committee. We believe that the composition of our corporate governance and nominating committee meets the requirements for independence under the current requirements of the NASDAQ Global Market. The corporate governance and nominating responsibilities include, but are not limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

The corporate governance and nominating committee will consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the corporate governance and nominating committee must provide (i) evidence in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) and (iv) all information regarding the candidate(s)

that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr.

The corporate governance and nominating committee did not meet or take action through written consent during Fiscal Year 2007. Our corporate governance and nominating committee’s charter can be found in the “Corporate Governance” section of our website at www.nanosphere.us.

Corporate Governance

Code of Business Conduct and Ethics

Our code of business conduct and ethics can be found in the “Corporate Governance” section of our website at www.nanosphere.us.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has been or is an officer or employee of ours. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company. Lurie Investment Fund, L.L.C., Bain Capital Venture Fund 2005, L.P., and Brookside Capital Partners Fund, L.P. directly hold more than 5% of our capital stock. Mr. Slezak, chairman of our board of directors, is related to Lurie Investment Fund, L.L.C., Lurie Investments, Inc., AOQ Trust, and Alfa-Tech, LLC. Mr. Nahirny, a member of our board of directors, is related to Bain Capital Venture Fund 2005, L.P. and Brookside Capital Partners Fund, L.P. These ownership interests are described under the caption “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Communications with the Board of Directors

The board has provided a procedure for shareholders or other persons to send written communications to the board, a board committee or any of the directors, including complaints to the audit committee regarding accounting, internal accounting controls, or auditing matters. Shareholders may send written communications to the board, the appropriate committee or any of the directors by certified mail only, c/o J. Roger Moody, Jr., Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062. All such written communications will be compiled by the chief financial officer and submitted to the board, a committee of the board or the individual directors, as appropriate, within a reasonable period of time. These communications will be retained with Nanosphere’s corporate records.

Director Attendance at Annual Meeting of Shareholders

We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

Scientific Advisory Board

We have assembled a group of scientific, clinical and health policy advisors who are leaders in fields related to nanobiotechnology and proteomic and genomic biomarkers in cardiovascular disease, cancer, infectious disease, neurodegenerative disease and reproductive health. The Scientific Advisory Board meets periodically and independently with our scientific managers and the senior management team to discuss present and long-term research and development activities. The Scientific Advisory Board members include:

Marvin Caruthers, Ph.D. — Professor of Chemistry, University of Colorado — Dr. Caruthers’ work led to the development of automated DNA synthesis which made oligonucleotides of any desired sequence available.

Anthony K. Cheetham, Ph.D. — Director of the Materials Research Laboratory and Professor at the University of California-Santa Barbara (UCSB) — Dr. Cheetham’s research interests include the area of zeolites and metal oxides and span the synthesis, characterization and applications of such materials.

M. Reza Ghadiri, Ph.D. — Professor, Departments of Chemistry and Molecular Biology, and Member of the Skaggs Institute for Chemical Biology at the Scripps Research Institute — Dr. Ghadiri’s research interests include de novo design of synthetic proteins and enzymes, self-assembling peptide nanotubes and biomaterials, transmembrane ion channels and antimicrobial agents, design of novel biosensors, self-replicating molecular systems and self-organized chemical networks, and molecular computation.

Robert Letsinger, Ph.D. (co-founder) — Professor Emeritus, Northwestern University — Dr. Letsinger is a pioneer in creating the solid support concept for organic synthesis and in developing the rapid and efficient method for chemical synthesis of DNA used throughout the world today. In collaboration with Dr. Chad A. Mirkin, he invented the methods for attaching a reproducible number of oligonucleotides to gold nanoparticles.

Chad A. Mirkin, Ph.D. (co-founder) — Director, Northwestern University International Institute for Nanotechnology — Dr. Mirkin is a pioneer in the development of ultra-high sensitivity and selectivity assays based upon nanostructures. He is one of the most influential people in the field of nanotechnology. In collaboration with Dr. Robert Letsinger, he invented the methods for attaching a reproducible number of oligonucleotides to gold nanoparticles.

David Nash, M.D., M.B.A. — Professor of Health Policy and Medicine at Jefferson Medical College of Thomas Jefferson University — Dr. Nash directs the Office of Health Policy and Clinical Outcomes at Jefferson University Hospital. In 1996, he was named the first Associate Dean for Health Policy at Jefferson Medical College.

Steven T. Rosen, M.D. — Professor of Medicine at Northwestern University Medical School and Director of the Robert H. Lurie Comprehensive Cancer Center at Northwestern University — Dr. Rosen is internationally known for his leadership roles in cancer research. Dr. Rosen’s laboratory research focuses on experimental therapeutics and hematologic malignancies.

Alan Wu, Ph.D. — Chief of the Clinical Chemistry and Toxicology Laboratories in the Department of Laboratory Medicine at San Francisco General Hospital, University of California at San Francisco — Dr. Wu’s research interests include protein and nucleic acid biomarkers for diagnostics and therapeutics. His areas of expertise include cardiac biomarkers (e.g., cardiac troponin, B-type natriuretic peptide), stroke markers, toxicology and personalized therapeutics (i.e., the use of biomarkers to determine proper selection and dosing of drugs to maximize efficacy and minimize adverse drug reactions).

Information about Executive Officers and Key Employees

The table below sets forth the names and ages of our executive officers and key employees, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table. For biographical information for William P. Moffitt, III, please see “— Information about the Nominees” above.

Name	Age	Position with Nanosphere

William P. Moffitt, III	61	President and Chief Executive Officer
J. Roger Moody, Jr.	40	Chief Financial Officer, Vice President of Finance & Administration, Treasurer and Secretary
William H. Cork	48	Chief Technology Officer, Vice President, Research & Development
Michael K. McGarrity	45	Chief Marketing Officer, Vice President, Sales and Marketing
Gregory W. Shipp, M.D.	51	Chief Medical Officer, Vice President, Medical and Regulatory Affairs and Quality Assurance
Winton G. Gibbons	45	Senior Vice President, Business Development

J. Roger Moody, Jr.   Mr. Moody joined Nanosphere in May 2007 as Chief Financial Officer and Vice President of Finance & Administration. Mr. Moody has more than 17 years of experience in leading finance, corporate development and operations for high growth healthcare and technology companies. Previously, Mr. Moody spent six years at Medsn, a medical education company where he began as chief financial officer and was promoted to chief operating officer where he led Medsn’s United States and off-shore operations. Mr. Moody also served as chief financial officer and led corporate development for two private venture backed companies sold to strategic partners. Additionally, Mr. Moody provided mergers and acquisition and strategic advisory services to technology and healthcare companies for Volpe Brown Whelan & Company. Mr. Moody began his career at IBM. Mr. Moody received his B.S. from Syracuse University and his M.B.A. from the University of Chicago, Graduate School of Business.

William H. Cork.  Mr. Cork joined Nanosphere in March 2001 as Chief Technology Officer and Vice President, Research & Development. Prior to joining Nanosphere, Mr. Cork held the position of Vice President, Research & Development, at Baxter International’s Fenwal division, where he managed development and global launch of various platelet and cell collection therapy product lines. During his more than 10 years at Baxter, responsibilities included product launches in Europe, Japan and the United States amid significant regulatory environments, both global and domestic, including FDA reviews. Mr. Cork led multifunctional teams in regulatory, software and electrical engineering, clinical research, quality, manufacturing and marketing. Prior to Baxter, Mr. Cork led the product development team in software system and instrument design at Hollister, Inc. He also founded and operated Prism Technologies, and has invented numerous diagnostic devices with 10 successful patents. Mr. Cork received a B.S. degree in electrical engineering/computer science at Northwestern University, with a minor in biomedical engineering.

Michael K. McGarrity.  Mr. McGarrity joined Nanosphere in September 2005 as Chief Marketing Officer. Mr. McGarrity, who has more than 17 years of sales and marketing experience in the medical device industry, joined Nanosphere after 13 years with Stryker Corporation. At Stryker, he served in leadership roles in marketing and strategic development, most recently as vice president of marketing for Stryker Instruments, where he also had executive general management responsibility for a newly created business focused on interventional pain management. Mr. McGarrity is a graduate of the University of Notre Dame and began his career in commercial banking in Chicago.

Gregory W. Shipp, M.D.  Dr. Shipp joined Nanosphere in June 2005, and serves as our Chief Medical Officer and Vice President, Medical and Regulatory Affairs and Quality Assurance. He was previously medical director and chief medical executive at i-STAT Corporation, an Abbott Point-of-Care business. Prior to i-STAT, he was director of clinical affairs for Boston Scientific Medi-tech, where he managed the process of obtaining FDA and ethical committee approvals to begin clinical evaluation of a stent-graft for endovascular exclusion of infra-renal abdominal aortic aneurysms. Dr. Shipp was senior medical officer at Bio-Reg Associates, where he led clinical studies of Class III medical devices in the areas of ophthalmology, plastic surgery, urology and bone physiology. He holds an M.D. from the University of North Carolina School of Medicine and M.S. and B.S. degrees in biomedical engineering from Northwestern University.

Winton G. Gibbons.  Mr. Gibbons joined us in June 2007 as Senior Vice President, Business Development. From 2005 to 2007, he was senior vice president for strategic and global product marketing at Biosite (now Inverness Medical). For the period of 1997 through 2005, he was a sell-side equity analyst for the investment firm of William Blair & Company, L.L.C., covering diagnostic, life science and biotechnology companies, and during which he became a principal, as well as group head for healthcare. Prior to that position, from 1994 to 1997, Mr. Gibbons was vice president of strategy and business development for the Patient Care Division of Boehringer Mannheim Diagnostics (now Roche Diagnostics). He has also been a director of management services at Merck & Co., a consultant and manager at McKinsey & Company, and held marketing and sales positions at Conoco Chemicals, where he began his career. Mr. Gibbons holds an M.B.A. in Finance and Business Policy from the University of Chicago, Graduate School of Business and a B.S. degree in Chemistry from Duke University.

Compensation Discussion and Analysis

Overview of Compensation Program

The compensation committee of the board of directors is responsible for establishing and implementing our compensation philosophy, as detailed below. The compensation committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation. The committee ensures that the total compensation paid to the executive management is fair, reasonable, competitive, and includes incentives that are designed to appropriately drive corporate performance.

The compensation committee has the authority to review and approve the annual compensation for our executive officers, other than our chief executive officer, for which the compensation committee has the authority to review and recommend the annual compensation for the approval of the board of directors. The compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the chief executive officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers.

Overview of Compensation Philosophy and Objectives

The compensation of our executive officers is based in part on the terms of the employment agreements that we entered into with each of our named executive officers. In addition, our “pay-for-performance” philosophy on both an individual and corporate level is among the fundamental tenants of our executive compensation program. We have adopted an approach to compensation comprised of a mix of short-term and long-term components that are designed to provide proper incentives and reward our senior management team.

Our intent regarding the compensation of our executive officers is to provide salary levels and compensation incentives that:

•	are competitive within the life sciences industry;

•	attract and retain talented and experienced executives;

•	motivate our executives to manage our business to meet our short-term and long-term business objectives;

•	align the interests of our executives and stockholders by motivating the executives to increase stockholder value; and

•	tie executive compensation to the achievement of certain short-term and long-term individual and corporate objectives.

Role of Our Compensation Committee

Our compensation committee is responsible for administering our compensation practices. Our compensation committee was appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, or the Code, and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. Our compensation committee is comprised of Mark Slezak, André de Bruin and James J. Nahirny, with Mr. Slezak as our compensation committee chairperson. Our compensation committee holds meetings as required, but meets not less than six times throughout the year.

Within the context of the overall objectives of our executive compensation program, the compensation committee determines the specific amounts of compensation to be paid to each of our named executive officers based on a number of factors including:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives; and

•	our executives’ historical compensation at our company.

When discussing performance evaluations and setting new compensation levels, the compensation committee considers recommendations from Mr. Moffitt, our chief executive officer, regarding the compensation for executive officers and the senior management team, other than for himself. In its sole discretion, the compensation committee may accept or deny, in whole or in part, the recommendations of Mr. Moffitt. For 2007, the compensation committee reviewed and accepted the recommendations of Mr. Moffitt. Mr. Moffitt does not participate in determining the amount of his own compensation. With the exception of our chief executive officer, the compensation committee has the final authority regarding the overall compensation structure for the executive officers and the senior management team. In the case of Mr. Moffitt, the compensation committee evaluates Mr. Moffitt’s performance and recommends compensation levels to the board of directors. In its sole discretion, the board of directors may accept or deny, in whole or in part, the recommendations of the compensation committee with respect to Mr. Moffitt’s overall compensation. For 2007, the board of directors reviewed and accepted the recommendations of the compensation committee.

Elements of Compensation

The compensation of our named executive officers consists primarily of five components:

•	base salary;

•	annual incentive cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection, in the case of some, but not all of our executive officers.

In general, total compensation is geared to be sufficient to attract and retain the best possible human resource talent. In determining the adjustments to the compensation of our executive officers for the fiscal year ended December 31, 2007 and prior periods, we relied on the experience of the members of our compensation committee who serve on the boards of directors and compensation committees for other companies, and we annually take into account the performance evaluations of each executive officer, their contributions toward our success, and our growth and stage of development. For fiscal year ended December 31, 2007, we engaged the services of Radford Surveys + Consulting (“Radford”) to provide a competitive analysis of our compensation program, and review our plan designs, salaries, incentive compensation, employment agreements and overall executive compensation structure. Radford evaluated our compensation structure as compared to that of a peer group of companies with similar size, geographic location, stage of development, industry, and other related factors. Radford determined that the base salaries of our executive officers were below the 50th percentile of our peer group and recommended that we increase the base salaries of our executive officers closer to the 50th percentile. Radford also recommended that we increase the annual cash incentive compensation of our executive employees to 35% of each officer’s base salary except for Mr. Moffitt, our chief executive officer.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve our pay-for-performance philosophy and our compensation objectives. We discuss each of the principal elements of our executive compensation in detail below.

Annual Cash Compensation

Base Salary

In general the base salaries are designed to provide a consistent base of income and to attract the appropriate level of talent. Our executive base salaries reflect (1) the initial base salaries that we negotiated with each of them at the time of their initial employment or promotion, and (2) our subsequent adjustments to these amounts, which are primarily attributable to annual performance, any changes in our executives’ roles and responsibilities and a cost of living adjustment, generally between 3% and 5% each year.

In 2007, our increases in the annual rate of the base salaries for our named executive officers was limited to a cost of living adjustment as follows:

	2007	2006

William P. Moffitt, III,	$400,000	$395,000
President and Chief Executive Officer
J. Roger Moody, Jr.,	$235,000	N/A
Chief Financial Officer(1)
Stephen G. Wasko,	$204,000	$204,000
Former Chief Financial Officer(2)
William H. Cork,	$276,150	$263,000
Chief Technology Officer
Michael K. McGarrity,	$262,500	$250,000
Chief Marketing Officer
Gregory W. Shipp,	$245,440	$236,000
Chief Medical Officer

(1)	Mr. Moody became our Chief Financial Officer effective as of June 4, 2007.

(2)	Mr. Wasko resigned as our Chief Financial Officer effective as of June 4, 2007.

The base salaries of our executive officers are reviewed and adjusted annually. We may also increase the base salary of an executive officer at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among our executive officers.

Annual Cash Incentive Compensation

Annual cash incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to our success in both the near and the long-term. For years prior to 2003, our compensation committee has, on occasion, granted discretionary cash bonuses to our executive officers. Consistent with our emphasis on pay-for-performance, we have adopted a management incentive bonus program. Executive officers will have an opportunity to earn cash bonuses based on the attainment of both Company-wide and individual performance goals. The target bonuses and our establishment of business goals for the Company and each executive officer reinforces three of our compensation goals — namely, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals.

Since inception of our management incentive bonus program in 2003, our employment offer letters to the executive officers provide for participation in this incentive program and establish the target bonus amounts. Accordingly, the annual target bonus amounts reflect the amount that we negotiated with each executive officer at the time of their initial employment or promotion (or determined in our discretion upon the commencement of the management incentive bonus program, as in the case of Mr. Cork) or the amount revised by the compensation committee. The target bonuses merely reflect an opportunity to receive the specified award, conditioned upon complete satisfaction of the performance targets, but are not guarantees for their payout. Under our management incentive bonus program, we may pay less than the target bonus in the event the performance goals are only partially achieved. The ultimate payout is determined by the compensation committee after reviewing our chief executive officer’s recommendations, which are based on the achievement of both Company and individual goals. In the case of our chief executive officer’s bonus, the ultimate payout is determined by the board of directors after reviewing the recommendation of the compensation committee.

The board of directors may increase the target bonus amount for our chief executive officer, and the compensation committee may increase the target bonus amounts for other executive officers, either from year to year or during a given year, as further incentives to motivate our executives to meet our business objectives. For 2007, the board of directors increased Mr. Moffitt’s target bonus opportunity to $225,000 from the prior year’s target bonus of $200,000. Similarly, the compensation committee increased Mr. Cork’s target bonus opportunity to $90,000 from the prior year’s target bonus of $75,000. Increases in the target bonuses are reflective of our increasing emphasis on performance-based cash compensation, rather than significant increases in base salaries. This approach to compensation is consistent with our overall pay-for-performance philosophy.

With respect to the performance targets, our chief executive officer, in consultation with the other executive officers, develops corporate and individual level performance targets for the executive officers, and submits the recommended goals for the approval of the compensation committee. In its sole discretion, the compensation committee may accept or deny, in whole or in part, the performance targets recommended by our chief executive officer. For 2007, the compensation committee reviewed and accepted the performance targets that Mr. Moffitt recommended for the executive officers.

In the case of Mr. Moffitt, the compensation committee, in consultation with Mr. Moffitt, develops corporate and individual level performance targets and submits the recommended targets for the approval of the board of directors. In its sole discretion, the board of directors may accept or deny, in whole or in part, the recommendations of the compensation committee with respect to the performance targets for Mr. Moffitt. For 2007, the board of directors reviewed and accepted the recommended goals without adjustment.

Some performance targets are objectively determinable and measurable and some require subjective judgment. In both cases, their outcomes are substantially uncertain at the time established. The compensation committee authorizes bonuses to the executive officers, other than the chief executive officer, in amounts that are commensurate with each executive officer’s target bonus and the result achieved by the end of the year. At the close of the performance period, our chief executive officer assesses achievement of the performance targets of the executive officers and the company, reports his findings to the compensation committee, and submits recommendations for bonus payouts for the approval of the compensation committee. The compensation committee reviews our chief executive officer’s analysis and in its sole discretion may accept or deny, in whole or in part, the recommendations of Mr. Moffitt. For 2007, the compensation committee reviewed and accepted Mr. Moffitt’s bonus recommendations for all executive officers.

For our chief executive officer, the compensation committee assesses the achievement of the performance targets and reports its findings and bonus recommendations to the board of directors. In its sole discretion, the board of directors may accept or deny, in whole or in part, the bonus recommendations of the compensation committee. For 2007, the board of directors reviewed and accepted the compensation committee’s bonus recommendations with respect to Mr. Moffitt.

In 2007, the business objectives, potential awards and actual payouts (which were paid in 2008) were as follows:

		Annual
	Performance Targets	Target		Payout

William P. Moffitt, III, President and Chief Executive Officer	Receive FDA clearance of the Verigene System and assays; sales of the Verigene System and assays to customers; manage expenses; team building	$225,000		$225,000
J. Roger Moody, Jr., Chief Financial Officer	Lead initial public offering process; develop and implement performance management system; design reporting system; team building	$90,000	(1)	$90,000
William H. Cork, Chief Technology Officer	Develop infectious disease assay; integrate new technologies into the Verigene System; develop cost reduction programs; team building	$90,000		$90,000
Michael K. McGarrity, Chief Marketing Officer	Commercial launch and US placement of product; develop international business plan; develop and implement marketing strategies for protein assays	$90,000		$75,000
Gregory W. Shipp Chief Medical Officer	Complete clinical studies leading to FDA clearance and commercial launch of product; perform validation studies for several assays; form advisory board supporting commercialization and clinical validation of specified product; establish complaint handling system; define regulatory strategy for international market development	$50,000		$40,000

(1)	Mr. Moody’s 2007 target bonus was $60,300 on a prorated basis (that is, taking into account his employment start date).

In the absence of pre-established goals, Mr. Stephen G. Wasko, our former chief financial officer, did not participate in the management incentive bonus program for fiscal year ended December 31, 2007.

The compensation committee awarded the actual bonuses paid to each executive officer, other than Mr. Moffitt, by applying a comprehensive assessment of Mr. Moffitt’s bonus recommendations which were based on achievement of the Company’s and each executive officer’s 2007 goals. The committee determined that the Company substantially achieved its goals, which were primarily related to product development, commercialization, team building and financing. The compensation committee awarded 100% of Mr. Cork’s target bonus, and awarded Mr. McGarrity and Dr. Shipp 83% and 80%, respectively, of their target bonuses. In addition, the committee concluded that Mr. Moody’s leadership of the Company’s initial public offering process warranted an increase in his target bonus amount, and approved the entire amount of his target bonus without pro-ration. In the case of Mr. Moffitt, the compensation committee recommended and the Board of Directors approved the payout of 100% of Mr. Moffitt’s target bonus.

Bonus Agreement with Mr. Moffitt

On March 16, 2006, we entered into a bonus arrangement with Mr. Moffitt to retain him as our chief executive officer. Under the agreement, Mr. Moffitt was eligible to receive a cash bonus in the amount of $2.3 million, subject to his continuous employment with us until March 16, 2011, or if earlier, upon (1) termination by Mr. Moffitt for good reason, (2) termination by us without cause, (3) termination by us due to non-renewal of his initial employment term, expiring July 19, 2008, or (4) his death or permanent disability. In addition, our obligation to pay the bonus to Mr. Moffitt became immediately payable upon our filing for bankruptcy, immediately prior to our filing a registration statement in connection with an initial public offering of our securities, or immediately prior to a change in control. The bonus was paid in full in August 2007 for the achievement of the strategic milestone of the filing of our initial public offering registration statement.

Equity Incentive Compensation

We grant equity incentive awards in the form of stock options and restricted stock purchase awards to align the interests of our executive officers with the interests of our shareholders. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been initially based on our negotiations with our executives in connection with their initial employment or promotion by our company.

We have typically made grants of equity incentive awards to our executive officers on a periodic basis, approximately every two to three years. All such grants are approved by the compensation committee at regularly scheduled committee meetings throughout the year. Awards to our chief executive officer are approved by the compensation committee and are subject to approval by the board of directors. The date of grant and the fair market value of the awards are established on the date of the committee meeting, or board of directors meeting, in the case of an award to our chief executive officer. Such fair market value is defined as the closing market price of a share of our common stock on the date of the grant. We do not have any program, plan or practice of setting the exercise price at a price less than fair market value of our common stock on the grant date. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates to our named executive officers.

Stock Option Awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. In general, we provide our executives and all of our employees, with service-based stock options that have both gradual and cliff vesting schedules. The gradually-vesting stock options are earned on the basis of continued service to us and generally vest over four years, 25% on each of the four anniversaries of the date of grant. The cliff-vested stock options vest in full on the seventh anniversary of the date of grant. However, the vesting of these stock options is subject to acceleration based on the achievement of distinct corporate milestones relating to product launch, revenues and profit margins, which are identical for all executive officers and for all employees generally. In practice, half of the total grants of stock options have typically been subject to the service-based vesting, and the other half are granted with a seven year cliff-vesting schedule, subject to acceleration based on the achievement of distinct corporate milestones. Additionally, the stock option awards have included acceleration of vesting provisions upon a change in control of the Company.

With respect to the acceleration of cliff-vested awards, if there are five milestones associated with the grant of cliff-vested stock options, then 20% of the options granted shall immediately vest and become exercisable upon the achievement of each performance milestone. For our 2005 grants of stock options, the five milestones include (i) the commercial release of the Verigene System, (ii) attaining $20 million in cumulative revenue, (iii) the commercial release of the AutoLab System, (iv) corporate collaborations for joint product development, and (v) the development of our ultra-sensitive assay capabilities. On January 24, 2008, the compensation committee amended one of these performance milestones to reflect cumulative revenue instead of revenue from biosecurity systems, in order to better align the milestones with the Company’s strategic business objectives.

Historically, our compensation committee has granted stock options pursuant to our 2000 Equity Incentive Plan, or the 2000 Plan. The exercise price of each stock option is not less than the fair market value of our common stock on the date of grant. The fair market value of our common stock for purposes of determining the exercise price of stock options has been determined by our board of directors based on a number of factors applicable to common stock of privately-held companies including, among others, the total company valuation implied by the most recent venture capital round of financing, the market value of similarly situated public companies, our anticipated future risks and opportunities, the rights and preferences of our convertible preferred stock existing at the time, the lack of a liquid market and an independent analysis of the value of our common stock.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have primarily granted incentive stock options to provide these potential tax benefits to our executives and because of the limited expected benefits to our company of the potential tax deductions as a result of our historical net losses.

Effective March 27, 2007, we adopted, as approved by our shareholders, the 2007 Long-Term Incentive Plan, or the 2007 Plan, that affords more flexibility to our compensation committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including non-qualified stock options, shares of restricted stock and other awards that are valued by reference to the fair market value of our common stock. This plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors and consultants and providing long-term value for our stockholders by closely aligning the interests of these individuals with those of our stockholders. The 2007 Plan replaced our existing 2000 Plan, and no future grants will be made under the 2000 Plan.

On April 3, 2007, the following named executive officers received incentive stock options to purchase the following number of shares under the 2007 Plan at the price of $4.50 per share (a price determined by the board of directors to be equal to the fair market value on that date): 600,000 shares to Mr. Moffitt; 160,000 shares to Mr. Cork; 184,000 shares to Mr. McGarrity; and 40,000 shares to Dr. Shipp. For each of these option grants, one-half of the shares vest ratably over a four year period and one-half of the shares cliff-vest on the seventh anniversary of date of grant, subject to immediate vesting upon the achievement of corporate performance milestones related to our 2007 grants of equity awards as discussed below.

On May 16, 2007, in connection with his employment as our Chief Financial Officer, Mr. Moody received incentive stock options to purchase 180,000 shares. On August 3, 2007, our chief executive officer recommended and the compensation committee approved an award of 20,000 additional options to Mr. Moody in connection with the commencement of his employment. For each of these option grants: (1) the exercise price is $4.50 per share (a price determined by the board of directors to be equal to the fair market value on that date), and (2) one-half of the shares vest ratably over a four-year period and one-half of the shares cliff-vest on the seventh anniversary of the date of grant, subject to immediate vesting upon the achievement of corporate performance milestones related to our 2007 grants of equity awards, as discussed below.

With respect to the acceleration of all cliff-vested stock options granted in 2007, there are four performance milestones associated with such options. Accordingly, 25% of such options granted shall immediately vest and become exercisable upon the achievement of each performance milestone. The four milestones are: (i) the achievement of a minimum annualized revenue and minimum gross profit margin from product sales for two consecutive quarters; (ii) the achievement of an increased minimum gross profit margin from product sales for two consecutive quarters; (iii) the commercial launch of the first infectious disease assay; and (iv) the commercial launch of the first ultra-sensitive protein assay. The achievement of these performance milestones shall be determined in the sole discretion of the compensation committee. We believe that each of the milestones is likely to be achieved and are commensurate with our long-term growth objectives.

Restricted Stock Purchase Awards

We may grant restricted stock purchase awards from time to time to provide our executive officers with the ability to purchase shares of our common stock at a fixed purchase price at the time of grant pursuant to a restricted stock purchase agreement. To date, restricted stock purchase awards have been granted only to our chief executive officer in connection with the commencement of his employment with us. The shares of restricted stock may have a vesting period and may be subject to mandatory repurchase by us in connection with termination of employment.

In connection with the commencement of Mr. Moffitt’s services as our Chief Executive Officer in July 2004, we initially granted stock options to Mr. Moffitt. In lieu of effecting those stock options, we replaced the award in March 2006 with the right to purchase 320,000 shares of restricted common stock at $4.50 per share, after giving effect to the reverse stock split, an amount determined by the board of directors to be in excess of the fair market value of $3.25 on the date of grant. Mr. Moffitt executed a full recourse promissory note in the principal amount of $1,440,000 in our favor. The proceeds of the note were used to purchase 320,000 shares of our restricted common stock. The note carried interest at a rate of 4.51% per annum and was repaid in full in August 2007. Pursuant to the restricted stock purchase agreement, prior to vesting, the stock was subject to purchase by us for the price Mr. Moffitt paid in the event Mr. Moffitt was terminated by us for cause or resigned without good reason. Of the 320,000 shares, 160,000 shares vested immediately upon purchase, the restrictions lapsed for 80,000 more shares on July 19, 2006 (the anniversary of Mr. Moffitt’s employment), and for the remaining 80,000 shares on July 19, 2007. As of December 31, 2007, all of Mr. Moffitt’s 320,000 shares of restricted common stock are fully vested.

Other Compensation

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and participation in our 401(k) plan. We intend to continue to maintain our current benefits for our executive officers. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of management talent to provide the officers with a substantial amount of compensation in the form of perquisites. In 2007, the only perquisites we provided were certain relocation expenses in connection with the hiring of certain new employees.

Post-Employment Severance and Change in Control Benefits

Chief Executive Officer

We entered into an employment agreement with Mr. Moffitt, which provides for severance pay should Mr. Moffitt incur a loss of employment or a significant change in employment. Mr. Moffitt’s employment may be terminated at any time during the term of employment (a) by us with or without cause upon 60 days’ prior written notice; (b) by the executive upon 60 days’ prior written notice; (c) upon death of the executive; and (d) by us at any time after 180 consecutive days or two or more periods of 90 consecutive days in each 360 day period of Mr. Moffitt’s disability.

Termination Other than in Connection with a Change in Control.  If Mr. Moffitt’s employment is terminated by voluntary resignation for good reason, by us without cause, or by our non-renewal of his employment agreement, Mr. Moffitt will be entitled to (a) severance compensation in the amount equal to 18 months of his base salary (payable in accordance with customary payroll practices), plus payment of the full target amount of his performance bonus, plus the accelerated amount of his bonus agreement entered into in March 2006; and (b) an immediate and full vesting, on the date of termination, of all outstanding options and restricted stock awards, in which case the options shall remain exercisable for a period of one year following the date of termination.

Termination in Connection with a Change in Control.  In the event Mr. Moffitt’s employment is terminated within one year after a change in control by voluntary resignation for good reason or by us without cause, Mr. Moffitt shall be entitled to the same benefits enumerated above, plus an additional twelve months of base salary. In the aggregate, the thirty months of base salary is payable in accordance with customary payroll practices. In addition, Mr. Moffitt is entitled to be reimbursed for any tax imposed by Section 4999 of the Code on any portion of the compensation or benefits payable by us.

Death; Disability.  In the event Mr. Moffitt’s employment is terminated due to death or disability during the course of employment, he (or his estate or designated beneficiary) will be entitled to (1) an acceleration of the bonus agreement award entered into in March 2006, and (2) immediate and full vesting, on the date of termination, of all outstanding options and restricted stock awards, in which case the options shall remain exercisable for a period of one year following the date of termination.

Mr. McGarrity

In the event Mr. McGarrity is terminated for reasons other than for cause, he will be entitled to a lump sum severance payment equivalent to six months’ base salary plus a prorated annual bonus.

Mr. Moody

In the event Mr. Moody is terminated for reasons other than cause, he will be entitled to a lump-sum severance payment equivalent to five months’ base salary plus a prorated annual bonus. In the event the company is acquired and his employment is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will receive a lump-sum severance payment equivalent to ten months’ base salary plus a prorated annual bonus.

Other Named Executive Officers

The employment agreements for our other named executive officers do not contain severance arrangements. Accordingly, upon a termination for cause, without cause, in connection with a change in control or any other reason, Mr. Cork and Dr. Shipp shall receive their accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance compensation or benefits.

The post-employment severance benefits for our executive officers are quantified in the “Estimate of Post-Employment Payments” table.

Accounting and Tax Considerations

Effective January 1, 2005, we adopted, on a prospective basis, the fair value provisions of SFAS 123(R), “Share-Based Payment,” or SFAS 123(R). Under SFAS 123(R), the estimated fair value of options granted, net of forfeitures expected to occur during the vesting period is amortized as compensation expense on a straight line basis over the vesting period of the options.

We generally intend for our executive compensation program to comply with Section 162(m) of the Code, as well as Code Section 409A. The compensation committee intends for all compensation paid to the named executive officers to be tax deductible to us pursuant to Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to the named executive officers in excess of $1,000,000 cannot be deducted by us for federal income tax purposes, unless such amounts satisfy the performance-based exception to the deduction disallowance.

Section 409A of the Code addresses certain non-qualified deferred compensation benefits payable to our executives and provides that if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, our executives would be subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code subject to the volume limitations contained in the Code. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes will be capital gain, rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth certain information with respect to compensation for the year ended December 31, 2007 earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, who are referred to as the named executive officers.

								Change in
								Pension
							Non-Equity	Value and
					Stock	Option	Incentive Plan	NQDC	All Other
	Fiscal	Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	$		$(3)	$	$(4)	$(5)	$	$		$

William P. Moffitt, III President and Chief Executive Officer(1)	2007	$400,000		$2,300,000	—	$277,684	$225,000	—	—		$3,202,684
Stephen G. Wasko, Former Chief Financial Officer(2)	2007	$86,308		—	—	$8,357	—	—	$124,215		$218,880
J. Roger Moody, Jr., Chief Financial Officer	2007	$144,615	(7)	—	—	$75,045	90,000	—	$15,000	(6)	$324,660
William H. Cork, Chief Technology Officer	2007	$276,150		—	—	$106,155	90,000	—	—		$472,305
Michael K. McGarrity, Chief Marketing Officer	2007	$262,500		—	—	$116,038	75,000	—	—		$453,538
Gregory W. Shipp, M.D., Chief Medical Officer	2007	$245,440		—	—	$31,609	40,000	—	—		$317,049

(1)	Mr.Moffitt also served as a director. A director who is an employee does not receive payment for service as a director.

(2)	Effective June 4, 2007, Mr. Stephen Wasko resigned as our Chief Financial Officer.

(3)	In connection with the bonus arrangement with Mr. Moffitt dated March 16, 2006, Mr. Moffitt earned a cash bonus in the amount of $2,300,000 upon the filing of a registration statement in connection with our initial public offering of our securities.

(4)	The fair values of our option awards were estimated at the dates of grant using the Black-Scholes option pricing model with the following assumptions:

	2004	2005	2006	2007

Expected dividend yield	0%	0%	0%	0%
Expected volatility	75%	80%	85%	77%
Risk free interest rate	3.94	4.13	4.82	4.66
Weighted average expected option life	6.3 years	7.5 years	8.4 years	7.0 years
Estimated weighted average fair value on the
date of grant based on the above assumptions	$1.24	$2.28	$2.56	$3.31
Estimated forfeiture rate for unvested options	N/A	12.5%	12.5%	4.6%

Expected volatility is based on calculated stock volatilities for publicly traded companies in the same industry and general stage of development as us. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of the grants for periods consistent with the expected life of the option. The expected life of options granted is derived from the average of the vesting period and the term of the option as defined in the respective incentive plans, following the guidance in SEC Staff Accounting Bulletin No. 107, Share-Based Payment.

(5)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the annual incentive award granted and earned during fiscal year 2007, and paid in fiscal year 2008. These annual awards are described in further detail under “Compensation Discussion and Analysis for Named Executive Officers — Annual Cash Incentive Compensation” and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

(6)	Mr. Moody received a $15,000 sign-on bonus in connection with his employment as our Chief Financial Officer pursuant to the terms of his employment agreement.

(7)	Mr. Moody commenced employment with the Company effective May 14, 2007 and earned $144,615 of his $235,000 salary through December 31, 2007.

Grants of Plan-Based Awards

Pursuant to our management incentive bonus plan, the 2000 Plan and the 2007 Plan, we granted both cash and equity awards during Fiscal Year 2007. The cash incentives awards were granted, subject to a target performance threshold. The equity incentive awards were granted in the form of incentive stock options and restricted stock purchase awards.

The following table shows information with respect to awards granted to the named executive officers during the Fiscal Year 2007 under the management incentive bonus plan and the 2007 Plan.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards:

		Estimated
		Future	All Other	All Other	Exercise or
		Payouts	Stock	Options	Base Price of
		Under	Awards:	Awards:	Restricted
		Non-Equity	Number of	Number of	Stock Purchase	Grant Date
		Incentive Plan	Shares of	Securities	Awards and	Fair Value
		Awards	Stock or	Underlying	Options	of Option
Name	Grant Date	Target(1)	Units	Options	Awards(3)	Awards(4)

William P. Moffitt, III		$225,000	—	—	—
	4/03/2007	——	—	600,000	$4.50	$2,018,313
Stephen G. Wasko		—	—	—	—
J. Roger Moody, Jr.		$60,300 (5)	—	—	—
	5/16/2007	—	—	180,000	$4.50	$605,554
	8/03/2007	—	—	20,000	$4.50	$67,251
William H. Cork		$90,000	—	—	—
		$50,000 (2)	—	—	—
	4/03/2007	—	—	160,000	$4.50	$538,217
Michael K. McGarrity		$90,000	—	—	—
	4/03/2007	—	—	184,000	$4.50	$618,949
Gregory W. Shipp		$50,000	—	—	—
	4/03/2007	—	—	40,000	$4.50	$134,554

(1)	Unless otherwise provided, amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target” column reflect the cash incentive awards payable under the management incentive bonus plan to the named executive officers, provided the executive officer achieves certain performance-based milestones.

(2)	Mr. Cork was granted a potential cash incentive opportunity of $50,000 conditioned upon the full achievement of the product launch timeline, as set forth in our 2007 board of directors-approved operating budget.

(3)	The exercise price of the stock options reflects an amount that the board of directors determined to be equal to the fair market value on the date of the grant. The determination of the exercise price of the stock options is described in further detail in the “Compensation Discussion and Analysis for Named Executive Officers — Stock Option Awards.”

(4)	We determined the total grant-date fair value of Mr. Moffitt’s, Mr. Moody’s, Mr. Cork’s, Mr. McGarrity’s, and Dr. Shipp’s options using the Black-Scholes option pricing model with the assumptions set forth in footnote 3 of the “Summary Compensation” table.

(5)	Mr. Moody’s 2007 target bonus was $60,300 on a prorated basis.

The nonequity incentive plan compensation varies between the targets reported on the “Grants of Plan-Based Awards” table and the “Summary Compensation” table. The compensation committee established the management incentive bonus plan, in which the compensation committee establishes business goals for the named executive officers for the year, the results of which are substantially uncertain at the time they are established. The performance goals generally relate to the acceleration of product launches, development of additional assays, the creation of a strategic plan for a particular business unit, and submission of FDA applications. The potential incentive compensation is set forth within the employment agreement for the executive officers, which may be adjusted from time to time in the discretion of the compensation committee or the board of directors in the case of our chief executive officer. The compensation committee and board of directors, with respect to our chief executive officer, each has the discretion to pay a reduced amount of incentive compensation in the event that the targeted goals are only partially achieved.

For the grant of stock options to our executive officers, one-half of the shares vest ratably over a four year period and one-half of the shares are subject to a seven year cliff-vesting schedule which may be accelerated in 25% increments upon the achievement of each of four performance milestones. See “Compensation Discussion and Analysis of Named Executive Officers — Stock Option Awards” for details regarding the milestones.

Outstanding Equity Awards at December 31, 2007

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended December 31, 2007.

	Option/Warrant Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
					Equity					Plan	Market
					Incentive					Awards:	or Payout
					Plan					Number of	Value of
					Awards:				Market	Unearned	Unearned
			Number of		Number of			Number of	Value of	Shares,	Shares,
			Securities		Securities			Shares or	Shares or	Units or	Units or
			Underlying		Underlying			Units of	Units of	Other	Other
			Unexercised		Unexercised	Option	Option	Stock that	Stock that	Rights	Rights that
			Options		Unearned	Exercise	Expiration	Have Not	Have Not	that Have	Have
Name	Exercisable		Unexercisable		Options	Price	Date(1)	Vested	Vested	Not Vested	Not Vested

William P. Moffitt, III	—	(2)	300,000	(2)	—	$4.50	04/03/2017	—	—	—	—
	—	(3)	300,000	(3)	—	$4.50	04/03/2017	—	—	—	—
Stephen G. Wasko	—	(2)	—	(2)	—	$7.50	10/22/2013	—	—	—	—
	—	(2)	—	(2)	—	$7.50	1/5/2014	—	—	—	—
	—	(3)	—	(3)	—	$4.50	5/12/2015	—	—	—	—
J. Roger Moody, Jr.	—	(2)	90,000	(2)	—	$4.50	05/16/2017	—	—	—	—
	—	(3)	90,000	(3)	—	$4.50	05/16/2017	—	—	—	—
	—	(2)	10,000	(2)	—	$4.50	08/03/2017	—	—	—	—
	—	(3)	10,000	(3)	—	$4.50	08/03/2017	—	—	—	—
William H. Cork	9,600	(2)	—	(2)	—	$11.58	3/19/2011	—	—	—	—
	3,200	(2)	—	(2)	—	$36.75	1/1/2012	—	—	—	—
	12,000	(2)	—	(2)	—	$7.50	1/15/2013	—	—	—	—
	15,000	(2)	5,000	(2)	—	$7.50	1/5/2014	—	—	—	—
	—	(3)	80,000	(3)	—	$4.50	5/12/2015	—	—	—	—
	—	(2)	80,000	(2)	—	$4.50	04/03/2017	—	—	—	—
	—	(3)	80,000	(3)	—	$4.50	04/03/2017	—	—	—	—
Michael K. McGarrity	10,000	(2)	10,000	(2)	—	$4.50	9/29/2015	—	—	—	—
	—	(3)	30,000	(3)	—	$4.50	9/29/2015	—	—	—	—
	—	(3)	30,000	(3)	—	$4.50	3/14/2016	—	—	—	—
	—	(2)	92,000	(2)	—	$4.50	04/03/2017	—	—	—	—
	—	(3)	92,000	(3)	—	$4.50	04/03/2017	—	—	—	—
Gregory W. Shipp	—	(3)	40,000	(3)	—	$4.50	6/13/2015	—	—	—	—
	—	(2)	20,000	(2)	—	$4.50	04/03/2017	—	—	—	—
	—	(3)	20,000	(3)	—	$4.50	04/03/2017	—	—	—	—

(1)	The expiration date of each incentive stock option occurs ten years after the date of grant.

(2)	The incentive stock options vest in 25% increments beginning on the first anniversary of the date of grant and on each anniversary thereafter.

(3)	The incentive stock options cliff vest on the seventh anniversary of the date of grant. Upon our achievement of certain performance-based milestones, vesting may be accelerated. See “Compensation Discussion and Analysis for Named Executive Officers — Stock Options” for details regarding the milestones.

Option Exercises and Stock Vested

The following table shows information regarding options exercised and vesting of restricted stock during fiscal 2007. No options were exercised in fiscal year 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting(1)	Vesting

William P. Moffitt, III	—	—	80,000	$0
Stephen G. Wasko	—	—	—	—
J. Roger Moody, Jr.	—	—	—	—
William H. Cork	—	—	—	—
Michael K. McGarrity	—	—	—	—
Gregory W. Shipp	—	—	—	—

(1)	On March 16, 2006, Mr. Moffitt purchased 320,000 shares of restricted common stock. The shares were subject to our ability to repurchase the shares for $4.50, the price paid by Mr. Moffitt, in the event his termination of employment by us for cause or his resignation without good reason. The repurchase restrictions lapsed with respect to 160,000 shares immediately on the date of purchase, and an additional 80,000 shares on July 19, 2006, the anniversary of his employment. The repurchase restrictions on the remaining 80,000 shares lapsed on July 19, 2007. The terms of the restricted stock purchase awards are described in “Compensation Discussion and Analysis of Named Executive Officers — Restricted Stock Purchase Awards” as well as the “Grants of Plan-Based Awards” table.

Equity Compensation Plans

2007 Long-Term Incentive Plan

Our board of directors adopted, and our shareholders approved, the Nanosphere 2007 Long-Term Incentive Plan on March 27, 2007 (as amended as of October 29, 2007), in order to provide incentives and awards to employees, directors, consultants and advisors of ours and our affiliates, referred to herein as eligible persons. The 2007 Plan permits awards of options, shares appreciation rights, restricted shares, restricted share units, unrestricted shares, deferred share units and performance shares.

Shares Subject to the 2007 Plan.  The 2007 Plan provides that no more than 4,016,141 shares of common stock, plus up to an additional 773,591 shares of common stock that will become available in the event that awards made under the 2000 Plan expire, are forfeited or cancelled, may be issued pursuant to amounts under the 2007 Plan, plus, on the first day of each fiscal year beginning 2009 to 2012, an annual increase in the number of shares equal to the least of (i) 900,000 shares of common stock, (ii) 4.0% of our outstanding shares of common stock as of such date, or (iii) an amount determined by our board of directors. The number of shares available for awards, as well as the terms of outstanding awards, are subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events. Shares of common stock that are subject to any award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent awards, except as prohibited by law.

Administration.  Either the board of directors or a committee appointed by the board of directors will administer the 2007 Plan. The compensation committee of the board of directors is currently acting as the committee for purposes of the 2007 Plan.

Subject to the terms of the 2007 Plan, the committee has express authority to determine the eligible persons who will receive awards, the number of shares of common stock, units or dollars to be covered by each award, and the terms and conditions of awards. The committee has broad discretion to prescribe, amend and rescind rules relating to the 2007 Plan and its administration, to interpret and construe the 2007 Plan and the terms of all award agreements and to take all actions necessary or advisable to administer the 2007 Plan. Within the limits of the 2007 Plan, the committee may accelerate the vesting of any award, allow the exercise of unvested awards and may modify, replace, cancel or renew them.

Eligibility.  The committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees, and may grant all other awards to eligible persons. The 2007 Plan provides that no participant may receive options and share appreciation rights, or SARs, that relate to more than 1,000,000 shares of common stock during any twelve month period. As of December 31, 2007, all of our 103 employees (including officers) and all five of our non-employee directors would have been eligible to participate in the 2007 Plan.

Options.  Options granted under the 2007 Plan provide participants with the right to purchase shares of common stock at a predetermined exercise price. The committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, or Non-ISOs. The 2007 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Share Appreciation Rights.  A share appreciation right generally permits a participant who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (1) the excess of the fair market value, on the date of exercise, of the shares of common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (2) the number of shares with respect to which the SARs are being exercised. The committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs and SARs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock).

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of common stock and cashless exercise under a program the committee approves. The term over which participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock).

Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the three month period after the optionee retires, during the one year period after the optionee’s termination of service due to death or permanent disability and during the 90 day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). The agreements evidencing the grant of an option may, in the discretion of the committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. All SARs are to be settled in shares of our stock and shall be counted in full against the number of shares available for award under the 2007 Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units.  Under the 2007 Plan, the committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met, and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the 2007 Plan provides the committee with discretion to determine the terms and conditions under which a participant’s interests in such awards becomes vested. The 2007 Plan provides for deferred share units in order to permit certain directors, consultants, agents, or select members of management to defer their receipt of compensation payable in cash or shares of common stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units).

Whenever shares of common stock are delivered pursuant to these awards, the participant will be entitled to receive additional shares of common stock equal to the sum of (1) any stock dividends that our stockholders received between the date of the award and issuance or release of the shares of common stock and (2) a number of additional shares of common stock equal to the shares of common stock that the participant could have purchased at fair market value on the payment date of any cash dividends for shares of common stock if the Participant had received such cash dividends between its grant date and its settlement date.

Performance Awards.  The 2007 Plan authorizes the committee to grant performance-based awards in the form of performance units that the committee may or may not designate as “performance compensation awards” that are intended to be exempt from Section 162(m) of the Code limitations. In either case, performance compensation awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual or us. Performance compensation awards are payable in shares of common stock, cash or some combination of the two and shall not exceed 1,000,000 shares of common stock and $1,000,000 in cash. The committee decides the length of performance periods, but the periods may not be less than one of our fiscal years.

With respect to performance compensation awards, the 2007 Plan requires that the committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Section 162(m) of the Code.

Buyout Provision.  The committee may at any time offer to buy out an option, in exchange for a payment in cash or shares of common stock, based on such terms and conditions as the committee shall establish and communicate to the participant at the time that such offer is made. In addition, if the fair market value for shares of common stock subject to an option is more than 33% below their exercise price for more than 30 consecutive business days, the committee may unilaterally terminate and cancel the option either (1) by paying the participant, in cash or shares of common stock, an amount not less than the Black-Scholes or other value of the vested portion of the option, or (2) if approved by shareholders, by irrevocably committing to grant a new option, on a designated date more than six months after such termination and cancellation of such option (but only if the participant’s continuous service has not terminated prior to such designated date), pursuant to terms and conditions determined by the committee.

Certain Corporate Transactions.  The committee shall equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2007 Plan, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the committee may provide in substitution for any or all outstanding options under the 2007 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2007 Plan.

In addition, in the event or in anticipation of a change in control, as defined in the 2007 Plan, the committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards (except to the extent an award provides otherwise), take one or more of the following actions: (1) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (2) accelerate the vesting of awards for any period (and may provide for termination of unexercised options and SARs at the end of that period) so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of common stock issued upon exercise of an award shall lapse as to the shares of common stock subject to such repurchase right; (3) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards; or (4) terminate awards upon the consummation of the transaction, provided that the committee may in its sole and absolute discretion provide for vesting of all or some outstanding awards in full as of a date immediately prior to consummation of the change in control. To the extent that an award is not exercised prior to consummation of a transaction in which the award is not being assumed or substituted, such award shall terminate upon such consummation.

In the event of any distribution to our stockholders of securities of any other entity or other assets (other than dividends payable in cash or our stock) without receipt of consideration by us, the committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the board of directors to exercise any discretion that it may exercise in the case of a change in control.

2000 Equity Incentive Plan

Our board of directors adopted our 2000 Equity Incentive Plan on September 8, 2000 (as amended as of February 2, 2006), in order to provide incentives and awards to eligible persons. The 2000 Plan permits awards of options, shares appreciate rights and restricted shares. In connection with the approval of the 2007 Plan, we terminated the 2000 Plan and therefore, we may not make any further awards of options, share appreciation rights or restricted shares under the 2000 Plan.

Shares Subject to the 2000 Plan.  The 2000 Plan provides that no more than 1,600,000 shares of common stock may be issued pursuant to awards under the 2000 Plan. The number of shares available for awards, as well as the terms of outstanding awards, are subject to adjustment as provided in the 2000 Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of common stock that remain unissued at the termination of the 2000 Plan shall cease to be subject to the 2000 Plan.

Administration.  Either the board of directors or a committee which shall be comprised of at least two directors of the board will administer the 2000 Plan. The board of directors and any committee exercising discretion under the 2000 Plan from time to time are referred to in this section as the committee.

Subject to the terms of the 2000 Plan, the committee has express authority to determine the eligible persons who will receive awards, the number of shares of common stock to be covered by each award, and the terms and conditions of awards. The committee has broad discretion to prescribe, amend, and rescind rules relating to the 2000 Plan and its administration, to interpret and construe the 2000 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2000 Plan.

Eligibility.  The committee may grant options that are intended to qualify as ISOs only to employees, and may grant all other awards to eligible persons. As of December 31, 2007, all of our 103 employees (including officers) and all five of our non-employee directors would have been eligible to participate in the 2000 Plan.

Options.  Options granted under the 2000 Plan provide participants with the right to purchase shares of common stock at a predetermined exercise price. The committee may grant options that are intended to qualify as ISOs or Non-ISOs. The 2000 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000.

Stock Appreciation Rights.  The committee may grant SARs in tandem with options or independently of them.

Exercise Price for Options and SARs.  The exercise price of ISOs and Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock).

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the option price may be paid in any one or a combination of cash, personal check, personal note, certain shares of common stock or a broker exercise notice. The term over which participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock).

Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the three month period after the optionee terminates employment with us and during the one year period after the optionee’s termination of service due to death or permanent disability. The agreements evidencing the grant of an option may, in the discretion of the committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder.

Restricted Shares.  Under the 2000 Plan, the committee may grant restricted shares that are forfeitable until certain vesting requirements are met. For restricted awards, the 2000 Plan provides the committee with discretion to determine the terms and conditions under which a participant’s interests in such awards becomes vested.

Repurchase Right in Case of Termination.  Following the termination of a participant’s employment for any reason prior to a the shares being registered under the Securities Act of 1933, we have the right, but not the obligation, to purchase any shares of common stock acquired by the participant pursuant to an option. The purchase price is determined in accordance with the provisions of the 2000 Plan.

Repurchase Right in Case of Change in Control.  In the event of a change in control, as that term is defined in the 2000 Plan, we have the right to cause the participant to sell all or any portion of any unexpired or unexercised option or right, whether vested or unvested. The purchase price is determined in accordance with the provisions of the 2000 Plan and can paid in either cash or in the form of consideration that is being paid to our shareholders as determined by us in our sole discretion.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to shares of Nanosphere common stock that may be issued under its existing equity compensation plans, including the 2007 Plan. Stockholders approved Nanosphere’s 2000 Plan and approved the 2007 Plan on March 27, 2007.

Equity Compensation Plan Information

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Awards	Outstanding Awards	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	3,141,530	$4.97	1,719,189
Equity compensation plans not approved by stockholders	—	—	—
Total	3,141,530	$4.97	1,719,189

(1)	This category consists solely of options.

Arrangements with Named Executive Officers

Mr. William P. Moffitt, III.  We entered into an employment agreement dated July 19, 2004 with Mr. Moffitt, in connection with his employment as our President and Chief Executive Officer. The employment agreement provides an initial base salary of $350,000 per year, which shall be reviewed annually and may be increased, but not decreased below $350,000, by our board of directors. The agreement also provides Mr. Moffitt with a target bonus opportunity of $75,000 in 2004 and $150,000 in 2005, subject to the achievement of agreed goals and milestones. For calendar years ended after 2005, Mr. Moffitt’s target bonus amount may be increased, but not reduced below $150,000, by our board of directors. In addition, Mr. Moffitt’s employment agreement provided for the grant of options to purchase shares of our common stock representing 5% of our fully diluted capital stock. The options would vest in substantially equal annual installments during his initial employment term, commencing July 19, 2004 and ending July 18, 2008. This option grant was ultimately cancelled without any awards being granted to Mr. Moffitt.

In 2007, Mr. Moffitt’s annual rate of salary was increased to $400,000 and the target amount of his performance bonus opportunity was increased to $225,000. On March 16, 2006, we entered into an amended employment agreement with Mr. Moffitt, in which a restricted stock purchase award was granted in lieu of effecting the option grant under the initial agreement. Accordingly, Mr. Moffitt purchased 320,000 shares of our common stock at a price of $4.50 per share, a price the board of directors determined to be greater than the fair market value on the date of grant, for an aggregate purchase price of $1,440,000. The shares were issued to Mr. Moffitt upon his execution and delivery of a promissory note, secured by such shares. The restricted stock contains a repurchase right, which effectively requires Mr. Moffitt to resell to us any “unvested shares,” purchased at the price paid by Mr. Moffitt, in the event of his voluntary resignation without good reason or our termination of his employment for cause. Of the 320,000 shares, 160,000 shares vested immediately upon purchase; 80,000 shares vested on July 19, 2006; and 80,000 shares vested on July 19, 2007. Also on March 16, 2006, we entered into a bonus arrangement with Mr. Moffitt to retain him as our Chief Executive Officer for the next several years in order to assist us with possible strategic transactions. Under the agreement, Mr. Moffitt is eligible to receive a cash bonus in the amount of $2,300,000, subject to his continuous employment with us until March 16, 2011, or if earlier, upon (1) termination by Mr. Moffitt for good reason, (2) termination by us without cause, (3) termination by us due to non-renewal of his initial employment term, expiring July 19, 2008, or (4) his death or permanent disability. In addition, our obligation to pay the bonus to Mr. Moffitt will become immediately payable upon bankruptcy of the company, immediately prior to our filing a registration statement in connection with an initial public offering of our securities, or immediately prior to a change in control. The bonus was paid in full in August 2007.

In the event we terminate Mr. Moffitt’s employment without cause or we terminate Mr. Moffitt’s employment by a non-renewal of the employment agreement, or Mr. Moffitt resigns for good reason, we must pay to Mr. Moffitt: (1) his base salary for a period of 18 months (30 months if the termination was within one year after on a change in control), (2) his full target bonus for the year of termination, and (3) immediate and full vesting of all outstanding options and restricted stock awards, which, in the case of options, shall remain exercisable for a period of one year following the date of termination. In the event Mr. Moffitt’s employment is terminated due to his permanent disability or death, Mr. Moffitt (or his estate) shall be entitled to immediate and full vesting of all outstanding options and restricted stock awards, and to exercise such options within one year of the date of termination of employment. In the event we terminate Mr. Moffitt for cause, any unvested options shall be forfeited and any vested options shall expire and shall no longer be exercisable as of the date of termination. Mr. Moffitt’s employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans in connection with a change in our control result in the imposition of a golden parachute excise tax under Section 4999 of the Code.

J. Roger Moody, Jr.  We entered into an employment agreement dated April 23, 2007 with Mr. Moody, in connection with his employment as our Chief Financial Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. Moody with a performance bonus opportunity of $90,000 per year. In the event we terminate Mr. Moody’s employment for reasons other than cause, Mr. Moody will be entitled to a severance payment equal to five months’ base salary plus a prorated calculation of his annual bonus. In the event we are acquired and Mr. Moody is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will be entitled to a severance payment equal to ten months’ base salary plus a prorated calculation of his annual bonus.

Michael K. McGarrity.  We entered into an employment agreement dated September 8, 2005 with Mr. McGarrity, in connection with his employment as our Chief Marketing Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. McGarrity with a performance bonus opportunity of $90,000 per year. In the event we terminate Mr. McGarrity’s employment for reasons other than cause, Mr. McGarrity will be entitled to a severance payment equal to six months’ base salary plus a prorated calculation of his annual bonus.

William H. Cork.  We entered into an employment agreement dated January 2, 2001 with Mr. Cork, in connection with his employment as our Vice President of Product Development. The employment agreement provides an initial base salary of $176,000 per year, or such greater amount as our board of directors may from time to time establish. Mr. Cork’s employment agreement establishes an at-will employee relationship and does not provide for any severance arrangements. Accordingly, upon a termination for cause, without cause, change in control or any other reason, Mr. Cork shall receive his accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance payments. We have not entered into a new employment agreement with Mr. Cork in connection with his current position as our Chief Technology Officer.

Gregory W. Shipp.  We entered into an employment agreement dated May 13, 2005 with Dr. Shipp, in connection with his employment as our Vice President of Medical Affairs. The employment agreement provides an initial base salary of $227,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Dr. Shipp with an initial performance bonus opportunity of $45,000 per year, in which our committee increased the performance bonus opportunity to $50,000 per year as of 2006. Dr. Shipp’s employment agreement establishes an at-will employee relationship and does not provide for any severance arrangements. Accordingly, upon a termination for cause, without cause, change in control or any other reason, Dr. Shipp shall receive his accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance payments. We have not entered into a new employment agreement with Dr. Shipp in connection with his current position as Chief Medical Officer, Vice President, Medical and Regulatory Affairs and Quality Assurance.

Each of our executive officers has entered into our standard employment agreement, which contains customary provisions relating to the handling of proprietary and confidential information, as well as restrictions on competition and solicitation during the period of employment and for one year after termination.

Estimate of Post-Employment Payments

(Assumes a December 31, 2007 Employment Termination Event.)

The following table sets forth the additional amounts that could have been realized by each named executive officer if termination of his employment were to occur as of December 31, 2007 under the following circumstances.

	Cash Severance		Excise Tax and		Total Termination
Name and Termination Event	Payment(1)		Gross-Up		Benefits

William P. Moffitt, III
Without cause, good reason, or non-renewal of agreement by us	$825,000	(2)	$—		$825,000
Disability	$—	(3)	$—		$—
Death	$—	(3)	$—		$—
Involuntary or good reason after change in control	$1,225,000	(4)	$—	(5)	$1,225,000
J. Roger Moody, Jr.
Without cause or good reason	$187,917	(6)	$—		$187,917
Disability	$—	(3)	$—		$—
Death	$—	(3)	$—		$—
Involuntary or good reason after change in control	$285,833	(7)	$—		$285,833
Stephen G. Wasko(8), William H. Cork and Gregory W. Shipp
Without cause or good reason	$—		$—		$—
Disability	$—		$—		$—
Death	$—		$—		$—
Involuntary or good reason after change in control	$—		$—		$—
Michael K. McGarrity
Without cause or good reason	$221,250	(9)	$—		$221,250
Disability	$—	(3)	$—		$—
Death	$—	(3)	$—		$—
Involuntary or good reason after change in control	$221,250	(9)	$—		$221,250

(1)	Accrued salary, unreimbursed expenses and other entitlements to the date of termination, or Entitlements.

(2)	Eighteen months’ salary ($600,000), plus target performance bonus ($225,000), plus entitlements.

(3)	Entitlements.

(4)	Thirty months’ salary ($1,000,000), plus target performance bonus ($225,000), plus Entitlements.

(5)	Based on the intrinsic value of stock options as of December 31, 2007, no excise tax and gross-up payment would be made to Mr. Moffitt. If payable, the excise tax gross-up is calculated assuming the excise tax rate of 20% of the excess of the value of the change in control payments over Mr. Moffitt’s average W-2 earnings for calendar years 2007 and 2006 and annualized earnings for 2005. The excise tax gross-up is based on a combined marginal federal and state tax rate of 48% for the executive. The estimated tax gross-up payment has been calculated assuming no value is assigned to the non-compete and other restrictive covenants that apply to Mr. Moffitt. No excise tax gross-up payment would be required because the total amount is less than the federal limit.

(6)	Five months’ salary ($97,917), plus a prorated calculation of annual bonus ($90,000), plus Entitlements.

(7)	Ten months’ salary ($195,833), plus a prorated calculation of annual bonus ($90,000), plus Entitlements.

(8)	Effective June 4, 2007, Mr. Wasko resigned as our Chief Financial Officer. In the absence of a severance agreement with us, Mr. Wasko was not entitled to any severance payments, unless the compensation committee decides otherwise at the time of his termination of employment. The compensation committee granted Mr. Wasko five months of continued salary (payable in accordance with customary payroll practices). The severance payments may be extended up to three additional months or shortened, depending on the level of Mr. Wasko’s income replacement. Mr. Wasko received post-employment payments totaling $124,215 as of December 31, 2007.

(9)	Six months’ salary ($131,250), plus a prorated calculation of annual bonus ($90,000), plus Entitlements.

Non-Employee Director Compensation Table

During fiscal year ended December 31, 2007, our directors did not receive any cash fees for their services on the board of directors, but were entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board of directors and board committee meetings. Our non-employee directors were eligible to receive stock options under the 2007 Plan.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
		Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	or Paid(1)	Awards	Awards(3)	Compensation	Earnings	Compensation		Total

Chad A. Mirkin, Ph.D.	2007	—	—	$592,490	—	—	$99,996	(2)	$692,486
André de Bruin	2007	—	—	$34,186	—	—	—		$34,186
Sheli Z. Rosenberg	2007	—	—	$34,348	—	—	—		$34,348
Mark Slezak	2007	—	—	—	—	—	—		—
James J. Nahirny	2007	—	—	—	—	—	—		—
Jeffrey R. Crisan	2007	—	—	—	—	—	—		—

(1)	The directors did not receive any compensation from us for Fiscal Year 2007.

(2)	Dr. Mirkin received fees in his capacity as a consultant. See “Certain Relationships and Related Party Transactions.”

(3)	The fair value for awards is calculated for option awards, by using the Black-Scholes option pricing model. This value does not reflect estimated forfeitures or awards actually forfeited during the year. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the common stock on the date the option is exercised.

On April 3, 2007, the board of directors granted options to three of the directors. Dr. Mirkin received options to purchase 460,000 shares of common stock at the price of $4.50 per share, a price the board of directors determined to be equal to the fair market value of the shares on the date of grant, 115,000 of which vested immediately and the remaining 345,000 vest ratably on an annual basis over a three year period commencing on the anniversary of the date of grant. Mr. de Bruin and Ms. Rosenberg each received options to purchase 32,000 shares of common stock at the price of $4.50 per share, a price the board of directors determined to be equal to the fair market value of the shares on the date of grant, which vest ratably on a monthly basis over a four year period commencing one month after the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2007, our directors, executive officers and 10% stockholders timely filed all Section 16(a) reports applicable to them.

Report of the Compensation Committee on Executive Compensation

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our compensation committee is also responsible for reviewing and approving the salaries and other compensation of our other executive officers. Each member of our compensation committee is independent under the NASDAQ Global Market listing requirements. The compensation committee’s function is more fully described in its charter which has been approved by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.nanosphere.us.

Our compensation committee has reviewed the Compensation Discussion & Analysis with management and, based on that review, recommends to the board of directors that it be included in our annual report and this proxy statement.

Compensation Committee

Mark Slezak (Chair)
André de Bruin
James J. Nahirny

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 18, 2008, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our common stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each director, (iii) each person listed in the “Summary Compensation Table” above and (iv) all executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days of April 18, 2008. We have not deemed these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percentage of
	of Common Stock	Outstanding Shares
Name and Address of Beneficial Owner	Beneficially Owned	of Common Stock

5% Stockholders
AOQ Trust(1)(2)	1,161,393	5.23%
Alfa-Tech, LLC(1)(2)	1,267,172	5.71%
Bain Capital Venture Fund 2005, LP(3)(4)	2,086,949	9.28%
Brookside Capital Partners Fund, LP(5)(6)	5,063,236	22.22%
Lurie Investment Fund, LLC(2)(7)(8)	3,361,370	15.05%
Directors and Named Executive Officers
William P. Moffitt, III(9)	395,000	1.77%
J. Roger Moody, Jr.(10)	23,350	*
William H. Cork(11)	64,800	*
Michael K. McGarrity(12)	33,000	*
Gregory W. Shipp, M.D.(13)	5,000	*
Mark Slezak(1)(7)(14)	6,474,758	28.97%
Jeffrey R. Crisan (15)(16)(17)	303,333	1.36%
André de Bruin(18)	33,333	*
Chad A. Mirkin, Ph.D.(19)	649,400	2.88%
James J. Nahirny(3)(16)(20)	2,383,771	10.58%
Sheli Z. Rosenberg(21)	102,559	*
All executive officers and directors as a group (11 persons)(22)	10,468,304	44.82%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Mark Slezak is (i) a trustee of AOQ Trust, (ii) managing member of Eagle Capital Management, LLC, which is the managing member of Alfa-Tech, LLC, (iii) investment manager of LFT Partnership, (iv) vice president and a director of the Ann and Robert H. Lurie Foundation, and (v) managing member of WASK Investments, LLC. Mr. Slezak, may be deemed to have beneficial ownership of the shares and warrants held by each of AOQ Trust, Alfa-Tech, LLC, LFT Partnership, Ann and Robert H. Lurie Foundation and WASK Investments, LLC.

(2)	The address of AOQ Trust, Alfa-Tech, LLC, and Lurie Investment Fund, L.L.C. is c/o Lurie Investments, Inc., 440 W. Ontario Street, Chicago, Illinios 60610.

(3)	Mr. Nahirny is a managing director of Bain Capital Venture Partners, LLC and Bain Capital Venture Investors, LLC. Bain Capital Venture Investors, LLC is the general partner of Bain Capital Venture

Partners 2005, L.P., which is the general partner of Bain Capital Venture Fund 2005, L.P. Mr. Nahirny may be deemed to have beneficial ownership of shares and warrants held by Bain Capital Venture Fund 2005, L.P.

(4)	Includes warrants convertible into 295,348 shares of common stock.

(5)	Brookside Capital Investors, L.P. is the sole general partner of Brookside Capital Partners Fund, L.P. Brookside Capital Management, LLC is the sole general partner of Brookside Capital Investors, L.P. Mr. Domenic J. Ferrante is the sole managing member of Brookside Capital Management, LLC. Brookside Capital Investors, L.P., Brookside Capital Management, LLC, and Mr. Ferrante may be deemed to have beneficial ownership of shares and warrants held by Brookside Capital Partners Fund, L.P. and they each disclaim beneficial ownership of all such shares and warrants except to the extent of their pecuniary interest therein.

(6)	Includes warrants convertible into 590,199 shares of common stock.

(7)	Mark Slezak is the chief executive officer of Lurie Investments, Inc. Mr. Slezak is the managing member of Eagle Capital Management, LLC. Lurie Investments, Inc. and Eagle Capital Management, LLC are both managing members of Lurie Investment Fund, L.L.C. Mr. Slezak, Eagle Capital Management, LLC and Lurie Investments, Inc. may be deemed to have beneficial ownership of the shares and warrants held by Lurie Investment Fund, L.L.C. Mr. Slezak may be deemed to have beneficial ownership of shares and warrants held by Lurie Investments, Inc. and Eagle Capital Management, LLC.

(8)	Includes warrants convertible into 136,340 shares of common stock.

(9)	Includes options to purchase 75,000 shares of common stock that are exercisable within 60 days

(10)	Includes options to purchase 22,500 shares of common stock that are exercisable within 60 days.

(11)	Includes options to purchase 64,800 shares of common stock that are exercisable within 60 days.

(12)	Includes options to purchase 33,000 shares of common stock that are exercisable within 60 days.

(13)	Includes options to purchase 5,000 shares of common stock that are exercisable within 60 days.

(14)	Includes warrants convertible into 160,965 shares of common stock.

(15)	Mr. Crisan is a general partner of BCIP Associates III-B which is the manager and sole member of BCIP Associates III-B, LLC. Mr. Crisan may be deemed to have beneficial ownership of shares and warrants held by BCIP Associates III-B, LLC.

(16)	Mr. Nahirny and Mr. Crisan are each general partners of BCIP Associates III which is the manager and sole member of BCIP Associates III, LLC. Mr. Nahirny and Mr. Crisan may be deemed to have beneficial ownership of shares and warrants held by BCIP Associates III, LLC.

(17)	Includes warrants convertible into 42,928 shares of common stock.

(18)	Includes options to purchase 33,333 shares of common stock that are exercisable within 60 days.

(19)	Includes options to purchase 350,000 shares of common stock that are exercisable within 60 days.

(20)	Includes warrants convertible into 337,355 shares of common stock.

(21)	Includes options to purchase 36,833 shares of common stock that are exercisable within 60 days.

(22)	Includes warrants convertible into 541,248 shares of common stock and options to purchase 620,466 shares of common stock exercisable within 60 days.

Transactions With Related Persons, Promoters and Certain Control Persons

Northwestern License Agreement

We entered into a license agreement with Northwestern University dated May 10, 2000, or the Original License Agreement, pursuant to which we received an exclusive license to all technology developed in the laboratories of Dr. Chad A. Mirkin or Dr. Robert Letsinger of Northwestern University, to the extent that such technology relates to biological diagnostics involving nanoparticles. Dr. Mirkin has been a member of our board of directors since 2000.

We entered into a new license agreement with Northwestern University dated January 1, 2006, or the New License Agreement, which supersedes the Original License Agreement. Under the New License Agreement, we have an exclusive license to certain patents and patent applications owned by Northwestern that are related to (1) nanotechnology, which technology involves a particle where no single dimension is greater than 100 nanometers, or Nanotechnology, and (2) biobarcode technology, which is analysis where oligonucleotides act as surrogate targets or reporter molecules, or Biobarcode Technology. The license is limited to the “Biodiagnostics Field” defined as qualitative or quantitative in vitro analysis, testing, measurement, or detection of various biodiagnostics field subjects and target combinations.

The New License Agreement includes licenses to patents and patent applications based on existing inventions and future inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and conceived prior to January 1, 2013 that are Nanotechnology or Biobarcode Technology referred to herein as Licensed Patents. We have an obligation to use commercially reasonable efforts to bring the subject inventions of the Licensed Patents to market. If the parties disagree as to whether we are meeting this diligence requirement, an arbitrator may require us to comply with a timeline for cure or convert our exclusive license to a non-exclusive license; Northwestern does not have the right to revoke any license to the Licensed Patents already granted to us.

We also have the first right to negotiate an exclusive license to inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and (1) conceived after January 1, 2013 that are Nanotechnology or Biobarcode Technology and (2) that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, conceived prior to January 1, 2013. Both (1) and (2) are herein referred to as Future Inventions. If the parties cannot agree on the terms of the license for the Future Inventions, the parties shall submit to arbitration to determine reasonable terms. For inventions conceived after January 1, 2013 that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, we have the right to negotiate a license if Northwestern offers such inventions to third parties. If we have a license based on Future Inventions, Northwestern has the right to terminate the license upon any material breach that we do not cure or upon our bankruptcy.

We have an obligation to pay Northwestern a royalty at a rate that is a percentage of the gross profits of licensed products, subject to certain adjustments. We paid Northwestern $1,000 and $31,000 for the years ended December 31, 2005 and 2006, respectively, in connection with the Original License Agreement, and $30,000 for the year ended December 31, 2007 in connection with the New License Agreement.

We have entered into various research subcontracting agreements with Northwestern, pursuant to which we collaborate with it on focused research projects. We have received $260,333, $202,986 and $146,491 for the years ended December 31, 2005, 2006, and 2007 from Northwestern in connection with these agreements and products sales.

Mirkin Consulting Agreement

We entered into a Consulting and Non-Competition Agreement with Dr. Mirkin dated as of October 31, 2002, as amended as of February 23, 2004. Pursuant to the terms of this agreement, we have engaged Dr. Mirkin (1) to provide scientific advice and counsel to us with regard to our technology, (2) to represent and promote us and our technology at scientific meetings and other public forums, (3) to participate, either individually or with one of our representatives, at meetings and presentations on our behalf, and (4) to participate in capital-raising activities on our behalf. The term of the agreement extends through October 31, 2012 and is automatically renewed for successive one year periods unless either party gives the other party 60 days’ prior written notice of non-renewal. We pay Dr. Mirkin $100,000 per annum as compensation for his services. We paid Dr. Mirkin $99,996 in each of the years ended December 31, 2005, 2006, and 2007. If the consulting agreement is terminated for any reason before October 31, 2012, Dr. Mirkin shall continue to provide patent prosecution support and similar services as we shall reasonably request or as shall be required under any other agreement directly or indirectly applicable to Dr. Mirkin and as compensation therefor, Dr. Mirkin shall be paid at such hourly market rate as we and Dr. Mirkin shall agree to in good faith and absent such agreement, at the rate of $300.00 per hour. The consulting agreement may be terminated by mutual agreement of the parties. Dr. Mirkin has also agreed not to engage in a competing business (other than NanoInk, Inc.) in the continental United States during the term of the consulting agreement and for a period of two years after termination for any reason.

Registration Rights Agreement

Pursuant to our Amended and Restated Registration Rights Agreement dated as of April 12, 2006, we have granted the following demand registration rights to Mr. Mark Slezak and Ms. Sheli Rosenberg, who are members of our board of directors, AOQ Trust, Alfa-Tech, L.L.C., Lurie Investment Fund, L.L.C., Lurie Investments, Inc., William White and their respective affiliates, and Bain Capital Venture Fund 2005, L.P., Brookside Capital Partners Fund, L.P., and their respective affiliates and other stockholders. Mr. William P. Moffitt, III, our chief executive officer and a member of our board of directors, and Dr. Chad Mirkin, a member of our board of directors, are parties to the Amended and Restated Registration Rights Agreement, but do not have the right to demand registration. At any time after the earlier to occur of (1) 120 days after the closing of our initial public offering, which occurred on November 6, 2007, or (2) April 1, 2010:

•	Long-Form Registrations. Stockholders holding at least 20% of the then outstanding shares of our common stock that are subject to the registration rights agreement, which we refer to as registrable securities, have the right to demand that we file a registration statement under the Securities Act on Form S-1 or any similar long-form registration covering their registrable securities. However, we are not obligated to file a long-form registration statement on more than three occasions upon the request of our stockholders.

•	Short-Form Registrations. Stockholders holding at least 10% of the then outstanding registrable securities have the right to demand that we file a registration statement on Form S-3 or any similar short-form registration covering their registrable securities, provided that such short-form registration is then available to us under applicable law. Such stockholders are entitled to request an unlimited number of short-form registrations, but we are not obligated to effect more than 2 short-form registrations during any twelve month period.

If our board of directors believes in its reasonable good faith that any demand registration would have a material adverse effect on a proposal or plan that we intend to undertake, we may delay the registration once in any twelve month period for up to 90 days. Moreover, if the demand registration is an underwritten offering, we may reduce the number of shares of our registrable securities to be registered upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered.

Under the piggyback registration provisions, if we propose to register any securities under the Securities Act, other than pursuant to a demand registration, and the registration form to be used may be used for the registration of registrable securities, stockholders holding such registrable securities have the right to include their shares in the registration statement. However, if the registration is an underwritten offering, we may reduce the number of shares to be registered under the piggyback registration provisions upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered under the piggyback registration provisions. The piggyback registration rights granted under the registration rights agreement have no expiration date.

Expenses of Registration.  We will generally pay all registration expenses in connection with the demand and piggyback registrations described above, including all registration and filing fees, expenses and fees of compliance with securities laws, and fees and disbursements of all counsel, independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by us. We will also pay the reasonable fees and disbursements of one counsel chosen by the selling stockholders in each demand or piggyback registration.

Transferability.  The demand and piggyback registration rights described above are generally transferable to any subsequent holder of registrable securities.

Loan and Security Agreement

In March 2006, in connection with his purchase of 320,000 shares of our common stock for an aggregate price of $1.44 million, William P. Moffitt, III, our chief executive officer and a director, executed a loan and security agreement payable to us for $1.44 million which bore interest at 4.51% per annum. The note was secured by a pledge of the 320,000 shares of our common stock purchased by Mr. Moffitt. For the years ended December 31, 2006 and 2007, $51,414 and $39,326 respectively of interest was earned on the note. The entire principal and accrued interest was repaid in full in August 2007.

Purchase of Shares in the Initial Public Offering

Brookside Capital Partners Fund, L.P., one of our principal stockholders and an affiliate of ours, purchased 892,857 shares of our common stock at the initial public offering price of $14.00 per share. These shares are subject to the 180-day lock-up agreement that Brookside Capital Partners Fund, L.P. executed in connection with the initial public offering.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our audit committee any such related party transaction for approval prior to its completion. In approving or rejecting a proposed related party transaction, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction and the impact on a director’s independence. Our audit committee shall approve only those related party transactions that, in the light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee on an ongoing basis to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2008 and the board of directors recommends the stockholders vote for ratification of that appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended December 31, 2007 and has been our independent auditor since 2003.

The audit committee appoints our independent auditors annually and the board of directors subsequently requests ratification of such appointment by the stockholders at the Company’s annual meeting. The audit committee reviews and approves in advance the scope of the audit, the types of non-audit services that we will need and the estimated fees for the coming year. The audit committee also reviews and approves any non-audit services provided by our independent auditors to ensure that any such services will not impair the independence of the auditors. To the extent that our management believes that a new service or the expansion of a current service provided by our accountants is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

Before making its selection, the audit committee carefully considered Deloitte & Touche LLP’s qualifications as independent auditors, which included a review of Deloitte & Touche LLP’s performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee expressed its satisfaction with Deloitte & Touche LLP in these respects.

Stockholder ratification of the audit committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by law, the Company’s bylaws or otherwise. However, the board of directors is submitting the audit committee’s selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE APPROVAL
OF THIS PROPOSAL NO. 2

Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as our independent auditors for the fiscal years ended December 31, 2000 through December 31, 2007 and has been selected by the audit committee to continue for the fiscal year ending December 31, 2008. A representative of Deloitte & Touche LLP will be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.

The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in fiscal years 2006 and 2007. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during the years ended December 31, 2006 or 2007.

	Fiscal Year 2007		Fiscal Year 2006

Audit Fees	$1,280,950	(1)	$67,450
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$1,280,950		$67,450

(1)	The 2007 audit fees include $1,113,702 of fees associated with our initial public offering.

All work performed by the Deloitte & Touche LLP as described above has been approved by the audit committee prior to the Deloitte & Touche LLP’s engagement to perform such service. The audit committee pre-approves on an annual basis the audit, audit-related, tax and other services to be rendered by the Deloitte & Touche LLP based on historical information and anticipated requirements for the following fiscal year. To the extent that our management believes that a new service or the expansion of a current service provided by the Deloitte & Touche LLP is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

AUDIT COMMITTEE REPORT

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

The members of the audit committee have been appointed by the board of directors. The audit committee is governed by a charter, which has been approved and adopted by the board of directors and which will be reviewed and reassessed annually by the audit committee. The audit committee is comprised of two independent directors, and one director is not independent.

The audit committee assists the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company’s auditing, accounting and financial reporting processes.

In this context, the audit committee hereby reports as follows:

1. We have reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007 with management and the independent registered public accounting firm.

2. The audit committee discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3. The audit committee received from its independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with its independent auditors the independence of the auditors.

Based upon the review and discussion referred to in paragraphs (1) through (3) above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Respectfully submitted,

Nanosphere, Inc. Audit Committee

Jeffrey R. Crisan (Chair)
André de Bruin
Sheli Z. Rosenberg

Annual Report and Financial Statements

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2007, including audited financial statements, accompanies this notice of annual meeting and proxy statement. No portion of the annual report on Form 10-K is incorporated herein or is considered to be proxy-soliciting material.

We will provide without charge additional copies of our annual report on Form 10-K for the fiscal year ended December 31, 2007, to any stockholder upon written request.  Requests should be directed to Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr.

Solicitation of Proxies

Our officers, directors and employees may solicit proxies from stockholders. We pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nanosphere stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062 or (3) contact J. Roger Moody, Jr., at (847) 400-9000. Upon a written or oral request to the address or telephone number above, Nanosphere will promptly deliver a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board does not intend to bring any other business before the meeting, and the board is not currently aware of any other matters to be voted on at the annual meeting except as disclosed in the notice of annual meeting of stockholders. However, if any other matters are properly presented at the annual meeting, those proxies granting such authority will be voted in respect thereof in accordance with the judgment of stockholders’ your proxy (one of the individuals named on your proxy card).

Stockholder Proposals for Next Annual Meeting

Any proposals of stockholders intended to be included in the proxy statement for the annual meeting relating to Nanosphere’s 2008 fiscal year must be received by us not later than December 30, 2008 and must otherwise comply with applicable requirements and laws. However, if Nanosphere changes the date of the annual meeting of stockholders relating to its 2008 fiscal year by more than 30 days from the anniversary of the date of the annual meeting of stockholders relating to its Fiscal Year 2007, then stockholders will have a reasonable time before Nanosphere begins to print and mail its proxy materials for the meeting relating to its 2008 fiscal year to submit proposals. All notices or proposals, whether or not to be included in our proxy materials, must be sent to our principal executive offices at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr.

If a stockholder intends to submit a proposal at Nanosphere’s annual meeting relating to its 2008 fiscal year, which proposal is not intended to be included in Nanosphere’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Secretary of Nanosphere at the address in the preceding paragraph not later than January 29, 2009 and no earlier than December 30, 2008; provided, however, if the notice for the annual meeting relating to Nanosphere’s 2008 fiscal year is more than 90 days before the first anniversary of the date the notice was mailed for annual meeting relating to Nanosphere’s 2007 fiscal year, notice by a stockholder will be timely if postmarked not less than the tenth day following the notice for the annual meeting relating to Nanosphere’s 2008 fiscal year.

Stockholders may contact Nanosphere’s Secretary for requirements for making stockholder proposals and nominating director candidates.

Stockholders are urged to complete, sign, date and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

ADMISSION TICKET
NANOSPHERE, INC.
ANNUAL MEETING
     Please tear off this Admission Ticket. If you plan to attend the annual meeting of stockholders, you will need this ticket to gain entrance to the meeting.
     The annual meeting of stockholders will be held at the following address: The Westin, 909 N. Michigan Avenue, Chicago, Illinois 60611 at 9:00 a.m. (Central) on May 29, 2008. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.
0
NANOSPHERE, INC.
ANNUAL MEETING PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NANOSPHERE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2008
      The undersigned hereby appoints William P. Moffitt III and J. Roger Moody, Jr. and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Nanosphere, Inc. (“Nanosphere”) common stock that the undersigned is entitled to vote at Nanosphere’s Annual Meeting of Stockholders on May 29, 2008, at 9:00 a.m. (Central) at The Westin, 909 N. Michigan Avenue, Chicago, Illinois 60611 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
NANOSPHERE, INC.
May 29, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20730000000000000000 5	052908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

						FOR	AGAINST	ABSTAIN
Proposal No. 1 - Election of Directors The board of directors recommends a vote FOR the listed nominees.					Proposal No. 2 - to ratify the audit committee’s selection of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	William P. Moffitt III
		¡	Mark Slezak		Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Jeffrey R. Crisan André de Bruin
		¡	Chad A. Mirkin, Ph.D.
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡	James J. Nahirny Sheli Z. Rosenberg
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF NANOSPHERE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, IN ACCORDANCE WITH THE JUDGMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.